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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    AUGUST 20, 2001
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                                 DTM CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                      TEXAS
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                 (State of Other Jurisdiction of Incorporation)


000-20993                                                            74-2487065
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(Commission File Number)                                          (IRS Employer
                                                            Identification No.)


1611 HEADWAY CIRCLE, BUILDING 2, AUSTIN, TEXAS                            78754
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(Address of Principal Executive Offices)                             (Zip Code)


                                 (512) 339-2922
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

        3D Systems Corporation has reported that, pursuant to a tender offer by Tiger Deals, Inc., an indirect wholly owned subsidiary of 3D Systems, for all of our outstanding common stock, which expired on Friday, August 17, 2001, it has accepted for payment 6,621,914 shares of our common stock, representing approximately 93% of the outstanding shares of our company. These shares, together with 309,163 shares subject to notices of guaranteed delivery, represent approximately 97% of the outstanding shares of our company.

        Pursuant to the terms of an Agreement and Plan of Merger dated as of April 2, 2001, by and among 3D Systems, Tiger Deals and our company, John S. Murchison, III, Paul W. Murrill and James B. Skaggs are resigning from our board of directors. The resulting vacancies will be filled by the following designees of 3D Systems: Brian K. Service, E. James Selzer and Grant R. Flaharty. Anthony Mariotti and Lawrence Goldstein are expected to continue to serve as members of our board until the effective time of the merger as specified by the merger agreement.

        3D Systems has reported that it has funded the tender offer and the related fees and expenses through its loan and security agreement with U.S. Bank, N.A., as agent for certain lenders, and internally generated funds.

        On August 20, 2001, 3D Systems commenced a subsequent offering period which will expire at 12:00 midnight, New York City time, on Thursday, August 23, 2001. During the subsequent offering period, shares of our common stock will be accepted and paid for promptly as they are tendered. The same $5.80 per share consideration during the initial offering period will be paid during the subsequent offering period. Shares of our common stock tendered during the subsequent offering period may not be withdrawn.

        The expiration of the subsequent offering period will be followed by a merger between Tiger Deals and our company, with our company as the surviving entity. Pursuant to the merger, stockholders who do not tender their shares in the offer and who do not seek appraisal rights of their shares pursuant to applicable law will have their shares converted into the right to receive the same $5.80 per share purchase price provided for in the offer. As a result of the merger, our company will become a wholly owned subsidiary of 3D Systems. 3D Systems intends to complete the merger as soon as practicable after the expiration of the subsequent offering period.

ITEM 5. OTHER EVENTS.

        In connection with the completion of the initial offering period, we delisted our common stock from the Nasdaq SmallCap Market before the open of business on August 20, 2001. On the date of filing this Report and in connection with the completion of the initial offering period, we are filing a Form 15 to terminate our registration under Section 12(g) of the Securities Exchange Act of 1934 and suspend our duty to file reports under Sections 13 and 15(d) of the Exchange Act.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2001

                                   DTM CORPORATION


                                   By: /s/ JOHN S. MURCHISON, III
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                                           John S. Murchison, III
                                           Chief Executive Officer and President